Exhibit 11

                               VERSAR, INC.
             Statement Re:  Computation of Per Share Earnings
             (Unaudited - in thousands, except per share data)

                                                    For the Three-Month
                                                Periods Ended September 30,
                                               ______________________________
                                                  1996               1995
                                               ___________        ___________

NET INCOME . . . . . . . . . . . . . .         $      265         $      175
                                               ===========        ===========


Weighted average common shares
 outstanding . . . . . . . . . . . . .          4,998,289          4,835,866
                                               ===========        ===========



NET INCOME PER SHARE - PRIMARY . . . .         $     0.05         $     0.03
                                               ===========        ===========


Common shares from above . . . . . . .          4,998,289          4,835,866
Assumed exercise of options
 (treasury stock method) . . . . . . .            102,298            320,648
                                               ___________        ___________

                                                5,100,587          5,156,514
                                               ===========        ===========


NET INCOME PER SHARE - FULLY
 DILUTED. . . . . . . . . . . . . . . .        $     0.05         $     0.03
                                               ===========        ===========



Common shares from above. . . . . . . .         4,998,289          4,835,866
Assumed exercise of options
 (treasury stock method). . . . . . . .           128,606            354,038
                                               ___________        ___________

                                                5,126,895          5,189,904
                                               ===========        ===========